EXHIBIT 21.1

Subsidiary	State of Incorporation

Bloodstone TRS, Inc.	Delaware
DiamondRock Alpharetta Owner, LLC	Delaware
DiamondRock Alpharetta Tenant, LLC	Delaware
DiamondRock Bethesda General, LLC	Delaware
DiamondRock Bethesda Limited, LLC	Delaware
DiamondRock Bethesda Tenant, LLC	Delaware
DiamondRock Buckhead Owner, LLC	Delaware
DiamondRock Buckhead Tenant, LLC	Delaware
DiamondRock Cayman Islands, Inc.	Cayman Islands
DiamondRock East 40th Street NYC Owner Holdings, LLC	Delaware
DiamondRock East 40th Street NYC Owner, LLC	Delaware
DiamondRock East 40th Street NYC Tenant, LLC	Delaware
DiamondRock Frenchman’s Holdings, LLC	Delaware
DiamondRock Frenchman’s Owner, Inc.	United States Virgin Islands
DiamondRock Griffin Gate Owner, LLC	Delaware
DiamondRock Griffin Gate Tenant, LLC	Delaware
DiamondRock Hospitality Limited Partnership	Delaware
DiamondRock Hospitality, LLC	Delaware
DiamondRock LAX Owner, LLC	Delaware
DiamondRock LAX Tenant, LLC	Delaware
DiamondRock Manhattan/Midtown East Owner, LLC	Delaware
DiamondRock Manhattan/Midtown East Tenant Holdings, LLC	Delaware
DiamondRock Manhattan/Midtown East Tenant, LLC	Delaware
DiamondRock Oak Brook Owner, LLC	Delaware
DiamondRock Oak Brook Tenant, LLC	Delaware
DiamondRock Salt Lake Owner, LLC	Delaware
DiamondRock Salt Lake Tenant, LLC	Delaware
DiamondRock Sonoma Owner, LLC	Delaware
DiamondRock Sonoma Tenant, LLC	Delaware
Diamondrock Torrance Holdings, LLC	Delaware
Diamondrock Torrance Mezz Borrower, LLC	Delaware
DiamondRock Torrance Owner, LLC	Delaware
DiamondRock Torrance Tenant, LLC	Delaware
DiamondRock Vail Owner, LLC	Delaware
DiamondRock Vail Tenant, LLC	Delaware
DRH Worthington Owner General, LLC	Delaware
DRH Worthington Owner I Limited Partnership	Delaware
DRH Worthington Owner Limited Partnership	Delaware
DRH Worthington Owner Limited, LLC	Delaware
DRH Worthington Owner, LLC	Delaware
DRH Worthington Tenant General, LLC	Delaware
DRH Worthington Tenant I Limited Partnership	Delaware
DRH Worthington Tenant Limited Partnership	Delaware
DRH Worthington Tenant Limited, LLC	Delaware
DRH Worthington Tenant, LLC	Delaware
Rock Spring Park Hotel Limited Partnership	Maryland